Exhibit 23.2



Consent of Independent Auditors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of NanoSignal Corporation (formerly MicroSignal Corporation) of our report dated May 17, 2004 which appears in the Registrant's Form 10-KSB for the year ended December 31, 2003.


John Malone
----------------
/s/ John Malone

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas

August 17, 2004